                                                                   EXHIBIT H

                          [CARROUSEL CAPITAL LTD LOGO]

         Carrousel Capital Ltd, 203-205 Brompton Road, London SW3 1LA -
                  Tel: +44 20 7823 7070 - Fax: +44 20 7823 7062
              info@carrouselcapital.com - www.carrouselcapital.com



                                                 November 7, 2005

VIA HAND DELIVERY

Ms Carole Coleman
Secretary of The Brazil Fund, Inc.
c/o Deutsche Investment Management Americas Inc.
345 Park Avenue
New York, New York 10154

RE: THE BRAZIL FUND, INC.: NOMINATION OF DIRECTORS

Dear Ms Coleman,

      In accordance with Section 2.11 of the Restated By-Laws of The Brazil Fund, Inc. (the "Fund"), Carrousel Capital Ltd. ("Carrousel") hereby notifies you of its intent to appear in person or by proxy to nominate the following persons for election as Directors at the Special Meeting of Stockholders called for December 13, 2005 ("the Special Meeting") in place of Ms Donna J. Hrinak (who on October 11, 2005 replaced Mr Vincent Esposito), Mr Ronaldo Norueira and Ms Susan Purcell, the three Class III candidates for election as Directors who did not receive the requisite vote to be re-elected at the 2004 Annual Meeting:

1.    Francis Rupert Chad Lea

2.    James Best

3.    Gordon Muir-Carby

      Annex A hereto sets forth information concerning each such nominee that is required to be included in this notice pursuant to Section 2.11 of the Fund's By-Laws. Except as set forth in Annex A, no other information regarding the nominees is required pursuant to Regulation 14A promulgated under the Securities Act of 1934.

      Carrousel is the record holder of 185 shares of the Fund's Common Stock, and the beneficial owner of 949,485 shares of the Fund's Common Stock, as of November 7, 2005. Carrousel's address is 203-205 Brompton Road, London SW3 1LA England.

      Although Carrousel has no reason to believe that the above-named nominees will not serve if elected, Carrousel reserves the right to substitute any of the above-named nominees, prior to the Special Meeting, with another nominee of Carrousel's choosing that possesses the requisite qualifications pursuant to the Fund's By-Laws. In that event, Carrousel will provide notice to you as soon as practicable.

      Registered in England No. 4046934 o Carrousel Capital is authorised and regulated by the Financial Services Authority
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      Carrousel has entered into Indemnification Agreements with each of the nominees indemnifying each of them with respect to their nomination.

      Enclosed are executed letters from each of the above nominees consenting to being nominated for election as a Director of the Fund and to serving as a director of the Fund if elected at such meeting.

      If any further information is required concerning any of Carrousel's nominees, please do not hesitate to contact us.

                                            Sincerely,

                                            CARROUSEL CAPITAL LTD

                                            By: /s/ Bruno Sangle-Ferriere
                                                -------------------------
                                            Name:  Bruno Sangle-Ferriere
                                            Title: Director

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                                     ANNEX A
                               NOMINEE INFORMATION

FRANCIS RUPERT CHAD LEA

Age: 47 years

Business Address: 1 Bow Churchyard, London EC4M 9DQ, England

Principal Occupation: Financial Consultant, MSS Capital Ltd

Residence Address: Duxford Mill, Mill Lane, Duxford, Cambridge CB2 4PT, UK

Beneficial Ownership of Shares of Common Stock of the Fund: None.

Business Experience During the Last Five Years: Financial Consultant, MSS Capital Ltd, an investment adviser (2003-present); Sales Consultant, Laxey Partners (U.K.) Ltd, an investment management company (2000- 2003); Director, Head of Equities, Closed End Funds, ABN AMRO (1999-2000).

Current Directorships: Thai Prime Fund Limited

Other Information relating to the Nominee: Mr. Lea will not receive any compensation from Carrousel for his services as a director of the Fund. Mr. Lea has not been convicted in any criminal proceedings (excluding traffic violations or similar misdemeanors) over the past ten years. Mr. Lea is not adverse to the Fund or any of its subsidiaries in any material pending legal proceedings. Mr. Lea is not an interested person of the Fund as defined in the Investment Company Act of 1940, as amended. Pursuant to a consultancy agreement, Lea Green Ltd. (an entity of which Mr. Lea is the sole beneficiary) has agreed to assist an affiliated entity of Carrousel in seeking to cause the Fund to take certain corporate actions with a view to enhancing shareholder value.

JAMES BEST

Age: 57 years

Business Address: 63 Chandos Place, London WC2, England

Principal Occupation: Financial Consultant, Best & Company

Residence Address: Rossie Priory, Inchture, Pershire PH14 9SG, Scotland

Beneficial Ownership of Shares of Common Stock of the Fund: None.

Business Experience During the Last Five Years: Financial Consultant, Best & Company (2004
to present); Managing Director, UBS (2000-2004)

Current Directorships: N/A

Other Information relating to the Nominee: Mr. Best will not receive any compensation from Carrousel for his services as a director of the Fund. Mr. Best has not been convicted in any criminal proceedings (excluding traffic violations or similar misdemeanors) over the past ten years. Mr. Best is not adverse to the Fund or any of its subsidiaries in any material pending legal proceedings. Mr. Best is not an interested person of the Fund as defined in the Investment Company Act of 1940, as amended.

GORDON MUIR-CARBY

Age: 49

Business Address: 1 Berkeley Street, London, W1J 8DS

Principal Occupation: Chairman, Muir & Co Ltd

Residence Address: 711 Spice Quay, London, England

Beneficial Ownership of Shares of Common Stock of the Fund: None

Business Experience During the Last Five Years; Chairman, Muir & Co Ltd (2003-present); Chairman, Metropol (UK) Ltd (2000-2003) Head of European Emerging Markets, HSBC (1997-2000)

Current Directorships: N/A

Other Information relating to the Nominee: Mr. Muir-Carby will not receive any compensation from Carrousel for his services as a director of the Fund. Mr. Muir-Carby has not been convicted in any criminal proceedings (excluding traffic violations or similar misdemeanors) over the past ten years. Mr. Muir-Carby is not adverse to the Fund or any of its subsidiaries in any material pending legal proceedings. Mr. Muir-Carby is not an interested person of the Fund as defined in the Investment Company Act of 1940, as amended.

                            DIRECTOR NOMINEE CONSENT

The Brazil Fund, Inc.
345 Park Avenue
New York
New York 10154

Attention: Secretary

The undersigned understands that Carrousel Capital Limited ("Carrousel") has informed The Brazil Fund, Inc. (the "Company") that Carrousel intends to nominate the undersigned for election to the Board of Directors of the Company at its 2005 special meeting of stockholders of the Company to be held on or around December 13, 2005.

The undersigned hereby consents to being named as a nominee in a proxy statement for the Company's special meeting of stockholders and to serve as a director of the Company if elected.

                                               /s/ Francis Rupert Chad Lea
                                               -----------------------------
                                               Name: Francis Rupert Chad Lea

November 7, 2005

                            DIRECTOR NOMINEE CONSENT

The Brazil Fund, Inc.
345 Park Avenue
New York
New York 10154

Attention: Secretary

The undersigned understands that Carrousel Capital Limited ("Carrousel") has informed The Brazil Fund, Inc. (the "Company") that Carrousel intends to nominate the undersigned for election to the Board of Directors of the Company at its 2005 special meeting of stockholders of the Company to be held on or around December 13, 2005.

The undersigned hereby consents to being named as a nominee in a proxy statement for the Company's special meeting of stockholders and to serve as a director of the Company if elected.

                                               /s/ James Best
                                               -------------------------
                                               Name: James Best

November 7, 2005

                            DIRECTOR NOMINEE CONSENT

The Brazil Fund, Inc.
345 Park Avenue
New York
New York 10154

Attention: Secretary

The undersigned understands that Carrousel Capital Limited ("Carrousel") has informed The Brazil Fund, Inc. (the "Company") that Carrousel intends to nominate the undersigned for election to the Board of Directors of the Company at its 2005 special meeting of stockholders of the Company to be held on or around December 13, 2005.

The undersigned hereby consents to being named as a nominee in a proxy statement for the Company's special meeting of stockholders and to serve as a director of the Company if elected.

                                               /s/ Gordon Muir - Carby
                                               -------------------------
                                               Name: Gordon Muir - Carby

November 7, 2005